UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2008 (February 22, 2008)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

KANSAS	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas	66612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (785) 575-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESTAR ENERGY, INC.

Section 1. Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2008, we amended and restated our revolving credit facility dated March 17, 2006 to increase the amount of lender commitments and make certain other changes. The amended and restated revolving credit facility matures on March 17, 2012 (March 17, 2011 as to $20.0 million in lender commitments). So long as there is no default or event of default under the revolving credit facility, we may elect to extend the credit facility for up to an additional five years, subject to lender participation. The amended and restated facility allows us to borrow up to an aggregate of $750.0 million, including letters of credit. All borrowings under the revolving credit facility are secured by first mortgage bonds of Kansas Gas and Electric Company, our wholly owned subsidiary.

Section 2. Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Section 9. Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit 4.1	Fiftieth Supplemental Indenture dated February 22, 2008, between Kansas Gas and Electric Company and The Bank of New York Trust Company, N.A., as Trustee, to the Kansas Gas and Electric Company Mortgage and Deed of Trust dated April 1, 1940.

Exhibit 10.1	Third Amended and Restated Credit Agreement, dated as of February 22, 2008, among Westar Energy, Inc., the several banks and other financial institutions or entities from time to time parties to the Agreement.

Forward-looking statements: Certain matters discussed in this Current Report on Form 8-K are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like we “believe,” “anticipate,” “expect,” “likely,” “estimate,” “intend” or words of similar meaning. Forward-looking statements describe our future plans, objectives, expectations or goals and are based on assumptions by the management of the Company as of the date of this document. If management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could differ materially from those anticipated. These differences could be caused by a number of factors or a combination of factors including, but not limited to, those factors described under the heading “Risk Factors” contained in the Company’s Annual Report on Form 10-K for the period ended December 31, 2006 and its Quarterly Reports on Form 10-Q for the periods ended September 30, 2007, June 30, 2007 and March 31, 2007, each as filed with the Securities and Exchange Commission. Readers are urged to consider such factors when evaluating any forward-looking statement, and the Company cautions you not to put undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.

The information contained in this report is summary information that is intended to be considered in the context of our SEC filings and other public announcements that we may make, by press release or otherwise, from time to time. We disclaim any current intention to revise or update the information contained in this report, although we may do so from time to time as our management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westar Energy, Inc.

Date: February 26, 2008	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 4.1	Fiftieth Supplemental Indenture dated February 22, 2008, between Kansas Gas and Electric Company and The Bank of New York Trust Company, N.A., as Trustee, to the Kansas Gas and Electric Company Mortgage and Deed of Trust dated April 1, 1940.

Exhibit 10.1	Third Amended and Restated Credit Agreement, dated as of February 22, 2008, among Westar Energy, Inc., the several banks and other financial institutions or entities from time to time parties to the Agreement.